                                                                     EXHIBIT 3.9

                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                            NORTH COAST ENERGY, INC.


                        --------------------------------

                         Pursuant to Section 242 of the
                        Delaware General Corporation Law

                        --------------------------------


         The undersigned, Garry Regan, being the President, and Vicki L. Zanella, being the Assistant Secretary, of North Coast Energy, Inc., a Delaware corporation (the "Corporation"), hereby certify as follows:

         1.     The name of the Corporation is North Coast Energy, Inc.

         2. The Board of Directors of the Corporation, by action taken at a meeting on March 17, 1999, adopted a resolution proposing and declaring advisable the amendment to Article IV of the Certificate of Incorporation of the Corporation described below.

         3. This Certificate of Amendment of the Certificate of Incorporation was duly adopted by the requisite vote of the Board of Directors of the Corporation.

         4. By written action of more than a majority of the stockholders of the Corporation entitled to vote effective on June 7, 1999, taken in accordance with Sections 228 and 242 of the Delaware General Corporation Law, the necessary number of shares as required by statute were voted in favor of the adoption of the amendment.

         5. The amendment of the Certificate of Incorporation as hereinafter set forth has been duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

         6. The Certificate of Incorporation of the Corporation is hereby amended by deleting in its entirety the current first full, introductory paragraph of Article IV and replacing it with the following:

         "The total authorized capital stock of the Corporation shall be Sixty-Two Million (62,000,000) shares of which number Sixty Million (60,000,000) shall be shares of Common Stock, $.01 par value (the "Common Stock"), and Two Million (2,000,000) shall be shares of Preferred Stock, $.01 par value. The total authorized capital stock of the Corporation shall not be changed by the transaction described below.

         At the time this Certificate of Amendment becomes effective, and without any further action on the part of the Corporation or its stockholders, each five shares of common stock, par value $.01 per share, then issued and outstanding, shall be changed and reclassified into one fully paid and nonassessable share of common stock, par value $.01. The capital account of the Corporation shall not be increased or decreased by such change and reclassification. To reflect the said change and reclassification, each certificate representing shares of common stock, par value $.01 per share, theretofore issued and outstanding, shall represent one-fifth the number of shares of common stock, par value $.01 per share, issued and outstanding after such change and reclassification; and the holder of record of each such certificate shall be entitled to receive a new certificate representing a number of shares of common stock, par value $.01, of the kind authorized by this amendment, equal to one-fifth the number of shares represented by said certificate for theretofore issued and outstanding shares, so that upon this amendment becoming effective each holder of record of five shares of the common stock with a par value of $.01 will have, or be entitled to, a certificate representing one share of common stock with par value $.01 of the kind authorized by this amendment."

         IN WITNESS WHEREOF, the undersigned, being the duly elected and acting President and Assistant Secretary, respectively, have hereunto subscribed their names to this Certificate of Amendment and affirm that the facts stated herein are true under penalties of perjury, this 7th day of June, 1999.


                                            /s/ Garry Regan
                                            --------------------------------
                                            Garry Regan,
                                            President



/s/ Vicki L. Zanella
----------------------------
Vicki L. Zanella
Assistant Secretary